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                                                                       EXHIBIT 5
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ANDREA M. TEICHMAN
DIRECT LINE:  617-428-3540
ATEICHMAN@HILLBARLOW.COM


                                                   August 28, 2000



Eprise Corporation
1671 Worcester Road
Framingham, MA  01701
Attn.:  Joseph A. Forgione, President

     Re:  REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 7,724,634 shares of common stock, $0.001 par value per share (the "Shares"), of Eprise Corporation, a Delaware corporation (the "Company"), issued or issuable, as the case may be, under the Company's 1994 Stock Option Plan, Amended and Restated 1997 Stock Option Plan, 2000 Non-Employee Directors Stock Option Plan and 2000 Employee Stock Purchase Plan (together, the "Plans").

     We have examined the certificate of incorporation and by-laws of the Company, each as restated and/or amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and shareholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories of such documents.
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     We express no opinion herein as to the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that, (i) the Shares that have been issued are validly issued, fully paid and nonassessable, and (ii) when the Shares that have not yet been issued are issued and paid for in accordance with the terms and provisions of the Plans, those Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                           Very truly yours,

                                           HILL & BARLOW,
                                           a Professional Corporation

                                           By: /s/ Andrea M. Teichman
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                                               Andrea M. Teichman
                                               A member of the firm